TWENTY-SECOND AMENDMENT TO
THE EA SERIES TRUST ETF DISTRIBUTION AGREEMENT
THIS TWENTY - SECOND AMENDMENT to the ETF Distribution Agreement, dated as of September 30, 2021 (the “Agreement”), is entered into by and among EA Series Trust (the “Trust”), Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor” together with the Trust and the Adviser, the “Parties”) as of June 6, 2025 (the “Effective Date”).
WHEREAS, the Parties desire to amend Schedule A of the Agreement to add certain new Funds, and make other changes to Schedule A as described more fully therein;
WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto, which reflects Fund updates.
3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the Parties hereto have caused this Twenty-Second Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.
EA SERIES TRUST    QUASAR DISTRIBUTORS, LLC
By: /s/ Michael D. Barolsky    By: /s/ Teresa Cowan
Michael D. Barolsky, Vice President & Secretary    Teresa Cowan, President

EMPOWERED FUNDS, LLC
By: /s/ Sean Hegarty
Sean Hegarty, Chief Operating Officer

SCHEDULE A
Separate Series of EA Series Trust As of June 6, 2025

Name of Series

Alpha Architect 1-3 Month Box ETF
Alpha Architect Tail Risk ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect Global Factor Equity ETF (fka Alpha Architect Value Momentum Trend ETF)
Altrius Global Dividend ETF
AOT Growth and Innovation ETF
Argent Mid Cap ETF
Astoria US Equal Weight Quality Kings ETF
Bridges Capital Tactical ETF
Burney U.S. Factor Rotation ETF
Bushido Capital US Equity ETF
Discipline Fund ETF
EA Bridgeway Blue Chip ETF
EA Bridgeway Omni Small Cap Value ETF
Euclidean Fundamental Value ETF
Freedom 100 Emerging Markets ETF
Freedom Day Dividend ETF
Gadsden Dynamic Multi-Asset ETF
Guru Favorite Stocks ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF
Relative Sentiment Tactical Allocation ETF
Sparkline Intangible Value ETF
Strive 1000 Dividend Growth ETF
Strive 1000 Growth ETF
Strive1000 ValueETF
Strive 500 ETF
Strive Emerging Markets Ex-China ETF
Strive Enhanced Income Short Maturity ETF
Strive Natural Resources and Security ETF
Strive Small Cap ETF
Strive Total Return Bond ETF
Strive U.S. Energy ETF
Strive U.S. Semiconductor ETF
MarketDesk Focused U.S. Dividend ETF
WHITEWOLF Publicly Listed Private Equity ETF
WHITEWOLF Commercial Real Estate Finance Income ETF
ARK 21Shares Active Bitcoin Futures Strategy ETF

ARK21Shares Active Ethereum Futures ETF
ARK 21Shares Active On-Chain Bitcoin Strategy ETF
ARK 21Shares Blockchainand Digital Economy Innovation ETF
ARK 21Shares Active Bitcoin Ethereum Strategy ETF
Honeytree U.S. Equity ETF
TBGDividendGrowthETF
Keating Active ETF
Alpha Blue Capital US Small-Mid Cap Dynamic ETF
Strive Mid-Cap ETF
CCM Global Equity ETF
StockSnips AI-Powered Sentiment US All Cap ETF
Draco Evolution AI ETF
Research Affiliates Deletions ETF
Strive International Developed Markets ETF
Astoria US Quality Growth Kings ETF
Sparkline International Intangible Value ETF
Intelligent Livermore ETF
Stance Sustainable Beta ETF
Coastal Compass 100 ETF
Efficient Market Portfolio Plus ETF
Alpha Architect 1-3 Year Box ETF
Alpha Architect Aggregate Bond ETF
Alpha Architect Intermediate-Term Treasury Bond ETF
Matrix Advisors Value ETF
Militia Long/Short Equity ETF
Sarmaya Thematic ETF
MRBL Enhanced Equity ETF
YOKE Core ETF
JLens 500 Jewish Advocacy U.S. ETF
RockCreek Global Equality ETF
MC Trio Equity Buffered ETF
MarketDesk Focused U.S. Momentum ETF
Argent Large Cap ETF
Argent Focused Small Cap ETF
Bastion Energy ETF
Bushido Capital US SMID Cap Equity ETF
Dakota Active Equity ETF
Suncoast Select Growth ETF
Rainwater Equity ETF
Astoria US Small Cap Quality Growth Kings ETF
Astoria Dynamic Core US Fixed Income ETF
Astoria US Enhanced Core Equity ETF
ARS Core Equity Portfolio ETF
ARS Focused Opportunities Strategy ETF
Amplius Aggressive Asset Allocation ETF
Cloverpoint Core Alpha US ETF
Cloverpoint Core Alpha International ETF
Cloverpoint Core Alpha Global ETF
Cloverpoint Core Alpha Energy Transition ETF
Concourse Capital Focused Equity ETF
Castellan Targeted Equity ETF
Castellan Targeted Income ETF
RACWI US ETF
Towle Value ETF